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                                                                     Exhibit (j)


                         INDEPENDENT AUDITORS' CONSENT


To the Board of Trustees of
     USAllianz Variable Insurance Products Trust:


We consent to the use of our report dated February 9, 2001 on the USAllianz Variable Insurance Products Trusts' financial statements as incorporated herein by reference and to the references to our firm under the heading "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information, included herein.





Columbus, Ohio
October 23, 2001